CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Policies and Procedures Regarding the Release of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated May 1, 2023, and each included in this Post-Effective Amendment No. 68 to the Registration Statement (Form N-1A, File No. 033-18516) of Franklin Mutual Series Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 17, 2023, with respect to the financial statements and financial highlights of Franklin Mutual Series Funds, (comprising the Franklin Mutual Beacon Fund, Franklin Mutual International Value Fund (formerly Franklin Mutual European Fund), Franklin Mutual Financial Services Fund, Mutual Global Discovery Fund, Franklin Mutual Quest Fund and Franklin Mutual Shares Fund) (six of the funds constituting Franklin Mutual Series Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 27, 2023